EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Professional Veterinary Products, Ltd. Form 10-Q (the “Report”) for the quarter ended April 30, 2005, each of the undersigned hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Professional Veterinary Products, Ltd.

A signed original of this written statement required by Section 906 has been provided to Professional Veterinary Products, Ltd. and will be retained by Professional Veterinary Products, Ltd. and furnished to the SEC or its staff upon request.

Date: June 14, 2005.

/s/ Dr. Lionel L. Reilly

Dr. Lionel L. Reilly, President and Chief Executive
Officer

/s/ Neal B. Soderquist

Neal B. Soderquist, Chief Financial Officer